Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Reports Second Quarter 2025 Financial Results

•
Revenue of $182 million, year-over-year increase of 15% as reported and 17% organic non-COVID growth
•
Orders grew sequentially and greater than 20% year-over-year
•
Increasing revenue guidance to range of $715 to $735 million, which represents 12.5% -15.5% year-over-year non-COVID organic growth

WALTHAM, Mass., July 29, 2025 -- Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today reported financial results for its second quarter of 2025, covering the three- and six- month periods ended June 30, 2025. Provided in this press release are financial performance highlights, updates to our guidance for the full year 2025 and access information for today’s webcast and conference call.

Olivier Loeillot, President and Chief Executive Officer of Repligen said, “We had another outstanding quarter in Q2 with 17% organic non-COVID growth. We are very pleased with the momentum we see across the portfolio. This included strength in both consumables and capital equipment, while biopharma demand continues to perform very well. Orders grew over 20%, which represented the eighth quarter in a row of orders exceeding non-COVID revenue and the fifth quarter of sequential order growth. We believe this is a testament to our differentiated strategy, which resulted in 15% organic non-COVID growth in the first half of 2025.

“As a result of this continued execution and our visibility into the second half of 2025, we are raising the midpoint of our organic growth guidance despite recent headwinds from new modalities.”

Q2 2025 BUSINESS HIGHLIGHTS

•
Broad-Based Revenue Strength. All franchises posted year-over-year growth. Consumables were up greater than 20% and capital equipment grew high-teens. CDMOs posted strong year-over-year growth, while biopharma revenue grew 20%. In addition, all geographies grew mid-teens.
•
New products. Launched ProConnex® MixOne, a single use mixer based on Metenova’s mixing technology, which combines components from a number of our fluid management acquisitions into a best-in-class, single use technology.
•
Sustainability. Published our 2024 Sustainability report “Perspectives on Progress”, highlighting the company’s progress across numerous environmental, social and governance (ESG) initiatives.

FINANCIAL PERFORMANCE

Q2 2025 financial performance (compared to prior year periods except as noted).

All adjusted figures are non-GAAP and, except for earnings per share, are rounded to the nearest million, and are reconciled in the tables included later in this press release.

•
Reported revenue was $182 million compared to $159 million, an increase of 15% as reported, 11% organic and 17% organic excluding COVID related revenue.
•
GAAP gross profit was $91 million compared to $82 million. Adjusted gross profit was $93 million compared to $81 million.
•
GAAP income from operations was $14 million, compared to $5 million. Adjusted income from operations was $22 million, compared to $20 million.
•
GAAP net income was $15 million, compared to $6 million. Adjusted net income was $21 million compared to $22 million.
•
GAAP earnings per share was $0.26 on a fully diluted basis, compared to $0.10. Adjusted earnings per share was $0.37 on a fully diluted basis, compared to $0.40.

MARGIN SUMMARY

GAAP Margins	Q2 2025	Q2 2024	1H 2025	1H 2024
Gross Margin	50.0%	51.3%	51.7%	50.7%
Operating (EBIT) Margin	7.6%	3.4%	5.8%	3.0%

Adjusted (non-GAAP) Margins	Q2 2025	Q2 2024	1H 2025	1H 2024
Gross Margin	51.1%	51.1%	52.3%	50.2%
Operating (EBIT) Margin	12.0%	12.8%	12.9%	10.9%
EBITDA Margin	17.6%	17.6%	18.5%	16.0%

Cash, cash equivalents and short-term investments at June 30, 2025, were $709 million, compared to $757 million at December 31, 2024.

FINANCIAL GUIDANCE FOR FISCAL YEAR 2025

Our financial guidance for the full year 2025 is based on expectations for our existing business. Our GAAP and Adjusted (non-GAAP) guidance excludes the impact of any potential or pending business acquisitions in 2025, and future fluctuations in foreign currency exchange rates.

CURRENT GUIDANCE
(at July 29, 2025)
FY 2025	GAAP	Adjusted (non-GAAP)
Total Reported Revenue	$715M - $735M	$715M - $735M
Reported Growth	13% - 16%	13% - 16%
Organic Growth	-	10.5% - 13.5%
Organic, Non-COVID Growth	-	12.5% - 15.5%
Non-COVID Growth	-	15% - 18%
Gross Margin	51.5% - 52.5%	52% - 53%
Income from Operations	$51M - $56M	$98M - $103M
Operating Margin	7% - 8%	13.5% - 14.5%
Other Income (Expense)	$8.5M - $9.5M	$22M - $23M
Adjusted EBITDA Margin	-	19.5% - 20.5%
Tax Rate on Pre-Tax Income	20% - 21%	22% - 23%
Net Income	$48M - $51.5M	$93.5M - $97M
Earnings Per Share - Diluted	$0.85 - $0.92	$1.65 - $1.72

Updated revenue guidance now reflects a 1% tailwind from foreign currency versus our prior assumption of a 1.5% headwind. This assumes a ~1% headwind from new modalities, which is more than offset by strength elsewhere in the portfolio. Guidance also incorporates a modest impact from tariff surcharges.

Conference Call and Webcast Access

Repligen will host a conference call and webcast today, July 29, 2025, at 8:30 a.m. ET, to discuss second quarter 2025 financial results, corporate developments and financial guidance for 2025. The conference call will be accessible by dialing toll-free (800) 715-9871 for domestic callers or (646) 307-1963 for international callers. No passcode is required for the live call. In addition, a webcast will be accessible via the Investor Relations section of the Company’s website. Both the conference call and webcast will be archived for a period following the live event. The replay dial-in numbers are (800) 770-2030 from the U.S. and (609) 800-9909 for international callers. Replay listeners must provide the passcode 7706699.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that enable efficiencies in the process of manufacturing biological drugs. We are “inspiring advances in bioprocessing” for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our focus areas are Filtration and Fluid Management, Chromatography, Process Analytics and Proteins. Our corporate headquarters are located in Waltham, Massachusetts, and the majority of our manufacturing sites are in the

U.S., with additional key sites in Estonia, France, Germany, Ireland, the Netherlands and Sweden. For more information about the company see our website at www.repligen.com, and follow us on LinkedIn.

Non-GAAP Measures of Financial Performance

To supplement our financial statements, which are presented on the basis of U.S. generally accepted accounting principles (GAAP), the following Adjusted (non-GAAP) measures of financial performance are included in this release: organic non-COVID revenue and non-COVID revenue growth; organic revenue and organic revenue growth; adjusted cost of goods sold, adjusted gross profit and adjusted gross margin; adjusted R&D expense and adjusted SG&A expense; adjusted income from operations and adjusted operating margin; adjusted pre-tax income; adjusted net income; adjusted earnings per share (diluted); adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. The Company provides the impact of foreign currency translation, to enable determination of revenue growth rates at constant currency. To calculate the impact of foreign currency translation, the Company converts actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior year periods.

The Company’s non-GAAP financial results and/or non-GAAP guidance exclude the impact of: acquisition and integration costs; restructuring charges including the costs of severance and accelerated depreciation among other charges; inventory step-up costs and adjustments; incremental costs attributed to CEO transition; contingent consideration related to the Company’s acquisitions; intangible amortization costs; non-cash interest expense related to the accretion of the debt discount; amortization of debt issuance costs related to Company’s convertible debt; foreign currency impact of certain intercompany loans; and, the related impact on tax of non-GAAP charges. These costs are excluded because management believes that such expenses do not have a direct correlation to future business operations, nor do the resulting charges recorded accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

NOTE:

All reconciliations of above GAAP figures (reported or guidance) to adjusted (non-GAAP) figures are detailed in the tables included later in this press release. When analyzing the Company’s operating performance and guidance, investors should not consider non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to and in reliance upon the safe harbor provisions of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which do not describe historical facts, including, among others, any express or implied statements or guidance regarding current or future financial performance and position, including our 2025 financial guidance and related assumptions; expected demand in the markets in which we operate; expectations regarding the acquisition of 908 Devices’ bioprocessing portfolio; and the expected performance of our business and momentum across our portfolio, are based on management’s current expectations and beliefs and are forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements.

Such risks and uncertainties include, among others, our ability to successfully grow our bioprocessing business; our ability to manage through and predict headwinds; the risk that we have assumed that markets and franchises will improve and grow as predicted; our ability to achieve our 2025 financial guidance; our ability to develop and commercialize products and the market acceptance of our products; our ability to successfully integrate any acquired businesses and relevant personnel in a timely manner or at all, and to achieve the expected benefits of such acquisitions; the risk that demand for our products could decline, which could adversely impact our future revenues, cash flows, results of operations and financial condition; our ability to compete with larger, better financed bioprocessing companies; risks around the Company’s effectiveness of disclosure controls and procedures and the effectiveness of our internal control over financial reporting; our compliance with all U.S. Food and Drug Administration and European Medicines Evaluation Agency regulations; our volatile stock price; the impact of tariffs on our business, and other risks and uncertainties detailed in Repligen’s filings with the U.S. Securities and Exchange Commission (the Commission), including our Annual Report on Form 10-K for the year ended December 31, 2024 and in subsequently filed reports with the Commission, including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any subsequent filings made with the Commission, which are available at the Commission’s website at www.sec.gov. Actual results may differ materially from those Repligen contemplated by these forward-looking statements, which reflect management’s current views, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, and are based only on information currently available to us. Repligen cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Repligen disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Repligen Contact:

Jacob Johnson

VP, Investor Relations

(781) 419-0204

investors@repligen.com

REPLIGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Product revenue	$182,329	$158,804	$351,466	$311,950
Royalty and other revenue	37	35	72	71
Total revenue	182,366	158,839	351,538	312,021
Costs and expenses:
Cost of goods sold	91,224	77,314	169,639	153,705
Research and development	13,958	10,575	26,882	21,813
Selling, general and administrative	71,227	65,481	142,482	127,284
Change in fair value of contingent consideration	(7,939)	—	(7,939)	—
Total costs and operating expenses	168,470	153,370	331,064	302,802
Income from operations	13,896	5,469	20,474	9,219
Investment income	6,585	9,411	13,899	18,404
Interest expense	(5,354)	(5,118)	(10,604)	(10,147)
Amortization of debt issuance costs	(414)	(520)	(827)	(1,003)
Other income (expenses)	3,502	(215)	3,216	(3,751)
Income before income taxes	18,215	9,027	26,158	12,722
Income tax provision	3,349	3,314	5,462	3,713
Net income	$14,866	$5,713	$20,696	$9,009
Earnings per share:
Basic	$0.26	$0.10	$0.37	$0.16
Diluted	$0.26	$0.10	$0.37	$0.16
Weighted average shares outstanding:
Basic	56,234,399	55,884,250	56,178,879	55,837,770
Diluted	56,510,323	56,434,065	56,509,198	56,476,771

Balance Sheet Data:	June 30, 2025	December 31, 2024
Cash and cash equivalents	$708,855	$757,355
Working capital	933,853	939,254
Convertible Senior Notes	533,725	525,567

REPLIGEN CORPORATION

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, amounts in thousands, except percentage and earnings per share data)

In all tables below, totals may not add due to rounding

Reconciliation of Total Revenue (GAAP) Growth to Organic Non-COVID Revenue Growth (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
TOTAL REPORTED REVENUE (GAAP) GROWTH	15%	—	13%	(4)%
Acquisition revenue	(2)%	(3)%	(1)%	(3)%
Currency exchange	(2)%	1%	0%	1%
ORGANIC REVENUE GROWTH (NON-GAAP)	11%	(2)%	11%	(7)%
COVID revenue	6%	(4)%	4%	(2)%
ORGANIC NON-COVID REVENUE GROWTH (NON-GAAP)	17%	(7)%	15%	(8)%

Reconciliation of Income from Operations (GAAP) to Adjusted Income from Operations (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
INCOME FROM OPERATIONS (GAAP)	$13,896	$5,469	$20,474	$9,219
ADJUSTMENTS TO INCOME FROM OPERATIONS (GAAP):
Acquisition and integration costs	4,282	1,323	10,315	3,078
Restructuring activities and other related charges(1)	789	(56)	1,878	(640)
Incremental costs attributed to CEO transition(2)	—	4,967	—	4,967
Intangible amortization	10,204	8,640	19,325	17,356
Contingent Consideration	(7,939)	—	(7,939)	—
Inventory step-up charges	577	—	577	—
Other(4)	102	—	686	—
ADJUSTED INCOME FROM OPERATIONS (NON-GAAP)	$21,911	$20,343	$45,316	$33,980
OPERATING (EBIT) MARGIN	7.6%	3.4%	5.8%	3.0%
ADJUSTED OPERATING (EBIT) MARGIN	12.0%	12.8%	12.9%	10.9%

Reconciliation of Net Income (GAAP) to Adjusted Net Income (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET INCOME (GAAP)	$14,866	$5,713	$20,696	$9,009
ADJUSTMENTS TO NET INCOME (GAAP):
Acquisition and integration costs	4,282	1,323	10,315	3,078
Restructuring activities and other related charges(1)	789	(56)	1,878	(640)
Incremental costs attributed to CEO transition(2)	—	4,967	—	4,967
Intangible amortization	10,204	8,640	19,325	17,356
Contingent Consideration	(11,053)	—	(11,053)	—
Inventory step-up charges	577	—	577	—
Non-cash interest expense	3,827	3,536	7,574	7,000
Foreign currency impact of certain intercompany loans (3)	—	(342)	—	3,445
Amortization of debt issuance costs	414	520	827	1,003
Other(4)	102	—	686	—
Tax effect of non-GAAP charges	(2,853)	(1,894)	(7,429)	(5,584)
ADJUSTED NET INCOME (NON-GAAP)	$21,155	$22,407	$43,396	$39,634

Reconciliation of Earnings Per Share (GAAP) to Adjusted Earnings Per Share (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
EARNINGS PER SHARE (GAAP) - DILUTED	$0.26	$0.10	$0.37	$0.16
ADJUSTMENTS TO EARNINGS PER SHARE (GAAP) - DILUTED:
Acquisition and integration costs	0.08	0.02	0.18	0.05
Restructuring activities and other related charges(1)	0.01	(0.00)	0.03	(0.01)
Incremental costs attributed to CEO transition(2)	—	0.09	—	0.09
Intangible amortization	0.18	0.15	0.34	0.31
Contingent Consideration	(0.20)	—	(0.20)	—
Inventory step-up charges	0.01	—	0.01	—
Non-cash interest expense	0.07	0.06	0.13	0.12
Foreign currency impact of certain intercompany loans (3)	—	(0.01)	—	0.06
Amortization of debt issuance costs	0.01	0.01	0.01	0.02
Other(4)	0.00	—	0.01	—
Tax effect of non-GAAP charges	(0.05)	(0.03)	(0.13)	(0.10)
ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$0.37	$0.40	$0.77	$0.70

Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
NET INCOME (GAAP)	$14,866	$5,713	$20,696	$9,009
ADJUSTMENTS:
Investment income	(6,585)	(9,411)	(13,899)	(18,404)
Interest expense	5,354	5,118	10,604	10,147
Amortization of debt issuance costs	414	520	827	1,003
Income tax provision	3,349	3,314	5,462	3,713
Depreciation	9,850	8,308	19,405	16,472
Intangible amortization(5)	10,231	8,549	19,380	17,176
EBITDA (NON-GAAP)	37,479	22,111	62,475	39,116
OTHER ADJUSTMENTS:
Acquisition and integration costs	4,282	1,323	10,315	3,078
Restructuring activities and other related charges(1)(6)	789	(56)	1,878	(640)
Incremental costs attributed to CEO transition(2)	—	4,967	—	4,967
Contingent Consideration	(11,053)	—	(11,053)	—
Inventory step-up charges	577	—	577	—
Foreign currency impact of certain intercompany loans (3)	—	(342)	—	3,445
Other(4)	102	—	686	—
ADJUSTED EBITDA (NON-GAAP)	$32,176	$28,003	$64,878	$49,966
ADJUSTED EBITDA MARGIN (NON-GAAP)	17.6%	17.6%	18.5%	16.0%

Reconciliation of Cost of Goods Sold (GAAP) to Adjusted Cost Goods Sold (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
COST OF GOODS SOLD (GAAP)	$91,224	$77,314	$169,639	$153,705
ADJUSTMENT TO COST OF GOODS SOLD (GAAP):
Acquisition and integration costs	(739)	(133)	(842)	(199)
Restructuring activities and other related charges(1)	(480)	514	(210)	1,962
Intangible amortization	(280)	—	(467)	—
Inventory step-up charges	(577)	—	(577)	—
ADJUSTED COST OF GOODS SOLD (NON-GAAP)	$89,148	$77,695	$167,543	$155,468
GROSS MARGIN (GAAP)	50.0%	51.3%	51.7%	50.7%
ADJUSTED GROSS MARGIN (NON-GAAP)	51.1%	51.1%	52.3%	50.2%

Reconciliation of R&D Expense (GAAP) to Adjusted R&D Expense (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
R&D EXPENSE (GAAP)	$13,958	$10,575	$26,882	$21,813
ADJUSTMENT TO R&D EXPENSE (GAAP):
Acquisition and integration costs	(693)	(63)	(1,113)	(116)
Restructuring activities and other related charges(1)	12	(284)	(798)	(449)
Intangible amortization	(535)	—	(892)	—
ADJUSTED R&D EXPENSE (NON-GAAP)	$12,742	$10,228	$24,079	$21,248

Reconciliation of SG&A Expense (GAAP) to Adjusted SG&A Expense (Non-GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
SG&A EXPENSE (GAAP)	$71,227	$65,481	$142,482	$127,284
ADJUSTMENTS TO SG&A EXPENSE (GAAP):
Acquisition and integration costs	(2,850)	(1,127)	(8,360)	(2,763)
Restructuring activities and other related charges(1)	(321)	(174)	(870)	(873)
Incremental costs attributed to CEO transition(2)	—	(4,967)	—	(4,967)
Intangible amortization	(9,389)	(8,640)	(17,966)	(17,356)
Other(4)	(102)	—	(686)	—
ADJUSTED SG&A EXPENSE (NON-GAAP)	$58,565	$50,573	$114,600	$101,325

Reconciliation of Net (Loss) Income (GAAP) Guidance to Adjusted Net Income (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON NET INCOME (GAAP)	$48,000	$51,500
ADJUSTMENTS TO GUIDANCE ON NET INCOME (GAAP):
Inventory Step-Up Costs and Adjustments	577	577
Acquisition and integration costs	12,677	12,677
Restructuring activities and other related charges(1)	2,345	2,345
Contingent Consideration	(11,053)	(11,053)
Anticipated pre-tax amortization of acquisition-related intangible assets	38,808	38,808
Non-cash interest expense	14,826	14,826
Amortization of debt issuance costs	1,649	1,649
Tax effect of non-GAAP charges	(15,004)	(15,004)
Other(4)	686	686
Guidance rounding adjustment	(11)	(11)
GUIDANCE ON ADJUSTED NET INCOME (NON-GAAP)	$93,500	$97,000

Reconciliation of Earnings Per Share (GAAP) Guidance to Adjusted Earnings Per Share (Non-GAAP) Guidance

	Year Ending December 31, 2025
	Low End	High End
GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED	$0.85	$0.92
ADJUSTMENTS TO GUIDANCE ON EARNINGS PER SHARE (GAAP) - DILUTED:
Inventory Step-Up Costs and Adjustments	0.01	0.01
Acquisition and integration costs	0.22	0.22
Restructuring activities and other related charges(1)	0.04	0.04
Contingent Consideration	(0.20)	(0.20)
Anticipated pre-tax amortization of acquisition-related intangible assets	0.69	0.69
Non-cash interest expense	0.26	0.26
Amortization of debt issuance costs	0.03	0.03
Tax effect of non-GAAP charges	(0.27)	(0.27)
Other(4)	0.01	0.01
Guidance rounding adjustment	(0.00)	(0.00)
GUIDANCE ON ADJUSTED EARNINGS PER SHARE (NON-GAAP) - DILUTED	$1.65	$1.72

FOOTNOTES FOR ALL TABLES ABOVE (amounts in thousands):

(1)
In July 2023, we began restructuring activities to simplify and streamline our organization and strengthen the overall effectiveness of our operations. The Company continued further restructuring activities during 2025 including severance, employee-related and facility exit costs. Cost of goods sold includes the benefit received from the sale of inventory that had previously been reserved as part of the restructuring plan of $1,409 and $1,028 for the three months ended June 30, 2025 and 2024, respectively, and $2,293 and $3,035 for the six months ended June 30, 2025 and 2024, respectively.

(2)
Includes $4,967 of incremental stock compensation expense recorded during the three and six months ended June 30, 2024 attributable to the transition of the Company’s Chief Executive Officer (“CEO”) to Executive Chair of the Board announced by the Company on June 12, 2024. The incremental stock compensation expense was the result of the modification of the unvested equity awards held by the CEO immediately prior to the modification. This resulted in the revalue of his unvested awards and a change in his remaining requisite service period due to his change in duties upon transitioning to Executive Chair of the Board.

(3)
During the three and six months ended June 30, 2025 we recorded foreign currency adjustments on certain intercompany loans of ($342) and $3,445 respectively. The impact was recorded to the Other (expenses) income, net line item within the Condensed Consolidated Statements of Operations.
(4)
Includes one-time events relating to a cybersecurity incident, net of insurance, and costs associated with the restatement of previously issued financial statements.
(5)
Includes amortization of milestone payments in accordance with GAAP of $28 for the three months ended June 30, 2025 and 2024, and $55 for the six months ended June 30, 2025 and 2024.
(6)
Excludes $19 of accelerated depreciation related to the restructuring plan for the six months ended June 30, 2024. This amount is included in the depreciation line item of this table for that period.